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                                                                    EXHIBIT 23.3



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 filed on or about February 16, 1996) and related Prospectus of Wachovia Corporation for the registration of 218,870 shares of its common stock and to the incorporation by reference therein of our report dated January 12, 1995, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission



                                                Ernst & Young LLP



Winston-Salem, North Carolina
February 15, 1996